OSL HOLDINGS ANNOUNCES INTENT TO ENTER INTO A JV & LICENSING
AGREEMENT WITH CHERYL SHUMAN, “The Martha Stewart of Marijuana.”

YARDLEY, PA. April 3, 2015 -- OSL Holdings Inc. (OTCQB: OSLH) (“OSL” or “the Company”), a socially conscious business model dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announced today its intent to enter into a joint venture and licensing agreement with Cheryl Shuman, news personality, marijuana legalization advocate, marijuana PR/marketing guru and cannabis industry entrepreneur. The agreement will include a licensing deal with Beverly Hills Cannabis Club, a luxury cannabis industry service brand and Canna Dabba Doo, a crowd funding solution for the cannabis industry. Bob Rothenberg, OSL’s CEO said, “We are excited to partner with Cheryl Shuman. She is a leading figure in the legal cannabis industry and will bring great value to OSL.” Steve Gormley, OSL’s Chief Business Development Officer said, “Cheryl is a true pioneer in the legal marijuana industry. She brings tremendous resources and assets to the table and we’re elated to be working with her.” Cheryl Shuman said, “Finding the right team is the secret to success. Our joint venture with OSL allows us to bring all of our intellectual property to life with a dream team of professionals.”

Cheryl Shuman is the Founder of the Beverly Hills Cannabis Club (BHCClub.com), CEO of Cheryl Shuman Inc. (CherylShuman.com/). Shuman was recently featured on the cover of Adweek as Pot’s First Marketer (http://www.adweek.com/news/advertising-branding/who-will-become-starbucks-pot-159145), in Elle Magazine as The Most Powerful Women in the Pot Industry (http://www.elle.com/culture/career-politics/a12993/rise-of-the-pot-power-women/) and named The Cannabis Queen of Beverly Hills by The New York Times Sunday Magazine (http://www.nytimes.com/2015/01/11/magazine/the-cannabis-queen-of-beverly-hills.html).

About OSL

OSL Holdings Inc. (OTC: OSLH) is a development and technology company, specializing in affluent, liberal and libertarian markets with high disposal income, with a mission to advance civil liberties through the power of commerce. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. The Company announced its intent to enter the legal marijuana market when federal law permits, providing foundational work for branding, marketing, technology, and logistics to existing or emerging legal marijuana licensees.

The Company currently operates Go Green Hydroponics, a hydroponics and indoor gardening and cultivation retail enterprise, specializing in the sale of over 1,000 products including hydroponic cultivation equipment, mineral nutrient solutions and gardening resources and equipment.

The Company has developed and intends to expand Equality Rewards, a real-time loyalty rewards platform designed to advance civil liberties through the power of commerce. Equality Rewards can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. Equality Rewards is presently focused on bringing minority and minority allied consumers together with businesses that support minority consumers and causes or are minority owned and operated. The Company’s filings with the SEC are available at http://www.sec.gov/cgi-bin/browse-edgar?company=osl+holdings&owner=exclude&action=getcompany.

For more information, please visit the Company’s website at www.oslholdings.com.

Forward-Looking Statements -- Safe Harbor

This press release contains forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning Go Green’s revenue growth, growth rates for hydroponically-produced food, the market for medical marijuana cultivators, and our ability to provide support services to marijuana growers.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

OSL Holdings Inc.

IR/Media Contact:

Steve Gormley

steve@oslholdings.com